FOURTH QUARTER 2019  EARNINGS CONFERENCE CALL PRESENTATION 1

SAFE HARBOR This presentation includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding future financial performance, future growth and future acquisitions. These statements are based on Pangaea’s and managements’ current expectations or beliefs and are subject to uncertainty and changes in circumstances. Actual results may vary materially from those expressed or implied by the statements herein due to changes in economic, business, competitive and/or regulatory factors, and other risks and uncertainties affecting the operation of Pangaea’s business. These risks, uncertainties and contingencies include: business conditions; weather and natural disasters; changing interpretations of GAAP; outcomes of government reviews; inquiries and investigations and related litigation; continued compliance with government regulations; legislation or regulatory environments; requirements or changes adversely affecting the business in which Pangaea is engaged; fluctuations in customer demand; management of rapid growth; intensity of competition from other providers of logistics and shipping services; general economic conditions; geopolitical events and regulatory changes; and other factors set forth in Pangaea’s filings with the Securities and Exchange Commission and the filings of its predecessors. The information set forth herein should be read in light of such risks. Further, investors should keep in mind that certain of Pangaea’s financial results are unaudited and do not conform to SEC Regulation S-X and as a result such information may fluctuate materially depending on many factors. Accordingly, Pangaea’s financial results in any particular period may not be indicative of future results. Pangaea is not under any obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of new information, future events, changes in assumptions or otherwise. 2

BUSINESS HIGHLIGHTS Q4‐2019 Results •Adjusted EBITDA of $13.5 million Consistent  •Net loss of $4.4 million •$53.1 million cash, restricted cash and cash  Performance equivalents Fleet Working Fleet •20 drybulk ships and one barge in owned and  controlled fleet  Operations Extensive and varied  •Operating 57 vessels on average during Q4‐2019 •6.9 million tons carried; 131 voyages performed  experience for 71 clients  1) Adjusted EBITDA is a non‐GAAP measure and represents income or loss from operations before depreciation and amortization, loss on sale and  leaseback of vessel, and when applicable, loss on impairment of vessels and certain non‐recurring items.  3

DRIVERS OF PERFORMANCE Customer Focus:Long‐term, fixed contract employment and recurring business with new and longstanding customers Targeted Business: Specialty tonnage provides superior returns – 40% premium over average market rates in Q4 – 2019 Rate Environment: The Baltic Dry Index average increased in the fourth quarter compared to prior year. Baltic Dry Index (1) 2500 2000 1500 1000 500 0 (1) Per reported indices 4

FINANCIAL HIGHLIGHTS • Pangaea's TCE rate of $15,172 for the three months ended December 31, 2019 was $4,353 or  40% over comparable market index averages. • Total revenue increased to $130.5 million for the three months ended December 31, 2019,  from $101.8 million for the three months ended December 13, 2018. • Adjusted EBITDA increased to $13.5 million for the three months ended December 31, 2019,  from $12.2 million for the three months ended December 31, 2018. • At the end of the quarter, Pangaea had $53.1 million in cash, restricted cash and cash  equivalents.  5

SELECTED INCOME STATEMENT DATA

(in thousands)	Three months ended December 31, 2019 (unaudited)	Three months ended December 31, 2018 (unaudited)	Twelve months ended December 31, 2019 (unaudited)	Twelve months ended December 31, 2018 (unaudited)
Revenues:				
Voyage revenue	**$ 118,627**	$ 85,774	**$ 365,715**	$ 319,753
Charter revenue	**11,851**	16,055	**46,483**	53,217
	130,478	101,829	**412,198**	372,970
Expenses:				
Voyage expense	**50,978**	40,266	**165,479**	145,146
Charter hire expense	**47,706**	35,045	**132,950**	116,958
Vessel operating expenses	**13,106**	10,070	**45,266**	39,830
General and administrative	**5,218**	4,273	**17,379**	16,484
Depreciation and amortization	**5,008**	4,480	**18,529**	17,621
Loss on impairment of vessels	**4,751**	-	**4,751**	-
Loss on sale of vessels	**4,585**	-	**4,585**	-
Loss on sale and leaseback of vessels	**-**	-	**-**	860
Total expenses	**131,351**	94,135	**388,940**	336,900
(Loss)/income from operations	**(873)**	7,694	**23,258**	36,071
Total other expense, net	**(2,137)**	(6,518)	**(6,209)**	(12,089)
Net (loss)/income	**(3,010)**	1,177	**17,049**	23,982
Income attributable to noncontrolling interests	**(1,389)**	(1,795)	**(5,391)**	(6,225)
Net (loss)/income attributable to Pangaea Logistics Solutions Ltd.	**$ (4,399)**	$ (618)	**$ 11,658**	$ 17,757
Adjusted EBITDA [1]	**$ 13,471**	$ 12,175	**$ 51,124**	$ 54,552

1) **Adjusted EBITDA** is a non-GAAP measure and represents income or loss from operations before depreciation and amortization, loss on sale and leaseback of vessel, and when applicable, loss on impairment of vessels and certain non-recurring items.

6

SELECTED BALANCE SHEET & CASH FLOW DATA

(in thousands)		**December 31, 2019**		December 31, 2018
Current Assets				
Cash and cash equivalents	**$**	**50,555**	$	53,615
Accounts receivable, net		**28,309**		28,482
Other current assets		**48,091**		31,410
Total current assets		**126,955**		113,506
Restricted cash		**2,500**		2,500
Fixed assets, including finance lease right of use assets, net		**335,090**		337,468
		15,357		
Total assets	**$**	**479,903**	$	453,475
Current liabilities				
Accounts payable, accrued expenses and other current liabilities	**$**	**39,974**	$	31,898
Related party debt		**333**		2,878
Current portion long-term debt and finance lease liabilities		**35,540**		25,493
Other current liabilities		**15,008**		18,781
Total current liabilties		**90,855**		79,049
Secured long-term debt and finance lease liabilities, net		**141,148**		141,059
Other long-term liabilities		**4,828**		-
Total Pangaea Logistics Solutions Ltd. equity		**170,246**		161,688
Non-controlling interests		**72,826**		71,679
Total stockholders' equity		**243,072**		233,367
Total liabilities and stockholders' equity	**$**	**479,903**	$	453,475

Cash flows for the years ended:		**December 31, 2019**		December 31, 2018
Net cash provided by operating activities	**$**	**44,459**	$	40,135
Net cash used in investing activities	**$**	**(46,602)**	$	(17,510)
Net cash used in financing activities	**$**	**(916)**	$	(5,042)

The amounts in the table above have been calculated based on unrounded numbers. Accordingly, certain amounts may not sum due to the effect of rounding.

7

TOTAL SHIPPING DAYS  6,000  5,000  4,000 3,365  2,750   3,000 2,645  2,556  Days 2,537  2,220  1,904  1,742   2,000  1,000 1,820  1,886  1,575  1,620  1,638  1,703  1,731  1,718   ‐ Q1‐18 Q2‐18 Q3‐18 Q4‐18 Q1‐19 Q2‐19 Q3‐19 Q4‐19 Owned Days Charter‐in Days Capital Efficiency: Leveraged owned fleet by chartering‐in market vessels Flexibility: Short‐term charters allow us to react quickly and take advantage of arbitrage opportunities 8

PANGAEA TCE v. AVERAGE MARKET TCE  $18,000 16%  $16,000 40% 24% $2,187  30% 32% 21%  $14,000 49 $2,801  $4,353  $2,440  68%  $12,000 $3,187  $3,355  $4,268   $10,000 $4,869   $8,000 $13,728   $6,000 $11,395  $11,559  $10,662  $10,373  $10,819   $4,000 $8,665  $7,160   $2,000  $‐ Q1 ‐ 2018 Q2 ‐ 2018 Q3 ‐ 2018 Q4 ‐ 2018 Q1‐2019 Q2‐2019 Q3‐2019 Q4‐2019 Pangaea TCE      $13,849              $13,728            $13,835             $14,360               $12,029               $12,933            $15,915  $15,172  Consistently outperforming against average Panamax and Supramax index *Average of the published Panamax and Supramax index net of commission 9

FINANCIAL PERFORMANCE Q1-2018 THROUGH Q4-2019



ADJUSTED EBITDA(1)
20,000,000
18,000,000
16,000,000
14,000,000
12,000,000
10,000,000
8,000,000
6,000,000
4,000,000
2,000,000
-
Q1-18 Q2-18 Q3-18 Q4-18 Q1-19 Q2-19 Q3-19 Q4-19



TCE (2)
$18,000
$16,000
$14,000
$12,000
$10,000
$8,000
$6,000
$4,000
$2,000
$-
Q1-18 Q2-18 Q3-18 Q4-18 Q1-19 Q2-19 Q3-19 Q4-19

1) **Adjusted EBITDA** is a non-GAAP measure and represents income or loss from operations before depreciation and amortization, loss on sale and leaseback of vessels, and when applicable, loss on impairment of vessels and certain non-recurring items.
2) **TCE** is defined as total revenues less voyage expenses divided by the number of shipping days, which is consistent with industry standards. TCE rate is a common shipping industry performance measure used primarily to compare daily earnings generated by vessels on time charters with daily earnings generated by vessels on voyage charters, because charter hire rates for vessels on voyage charters are generally not expressed in per-day amounts while charter hire rates for vessels on time charters generally are expressed in per-day amounts.

10

ADJUSTED EARNINGS PER COMMON SHARE Adjusted EPS total of $0.42 for 2019 Historical Adjusted EPS (1)  0.25 $0.43 $0.52 $0.42  0.20 0.20  0.18  0.18   0.15 0.14   0.10 0.11  0.10  0.10  0.10  0.09  0.09   0.05 0.05  0.03   ‐ Q1‐17 Q2‐17 Q3‐17 Q4‐17 Q1‐18 Q2‐18 Q3‐18 Q4‐18 Q1‐19 Q2‐19 Q3‐19 Q4‐19 (1) Adjusted earnings per share represents net income attributable to Pangaea Logistics Solutions Ltd. plus, when applicable, loss on sale and leaseback of  vessel, loss on impairment of vessel, gains and losses on derivative instruments, and certain non‐recurring charges, divided by the weighted average  number of shares of common stock. 11